Exhibit No. 10.15

FIFTH AMENDMENT TO EXCHANGE AGREEMENT

THIS FIFTH AMENDMENT (“Amendment”) to the Exchange Agreement dated June 7, 2022, between SAFE PRO GROUP INC. f/k/a Cybernate Corp., a Delaware corporation (the “Parent”), SAFE-PRO USA, LLC, a limited liability organized under the laws of Florida (the “Company”) and the Members of the Company (each a “Member” and collectively “Members”) is made as of this 11th day of April 2024.

W I T N E S S E T H :

WHEREAS, the Parent, the Company, and the Members executed that certain Exchange Agreement dated June 7, 2022 (“Exchange Agreement”);

WHEREAS, the Parent, the Company, and the Members entered into that certain First Amendment to Exchange Agreement on October 27, 2022, extending certain dates in Section 7.07(ii) thereof; and

WHEREAS, the Parent, the Company, and the Members entered into that certain Second Amendment to Exchange Agreement on May 12, 2022, extending certain dates in Section 7.07(ii) thereof; and

WHEREAS, the Parent, the Company, and the Members entered into that certain Third Amendment to Exchange Agreement on August 15, 2023, extending certain dates in Section 7.07(ii) thereof; and

WHEREAS, the Parent, the Company, and the Members entered into that certain Fourth Amendment to Exchange Agreement on August 26, 2023; and

WHEREAS, the Parent, the Company, and the Members desire to amend the Fourth Amendment Exchange Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenant and conditions contained herein, the Parties agree as follows:

1.	This Fifth Amendment to Exchange Agreement amends the Fourth Amendment to Exchange Agreement.

2.	From and after the date hereof, the following provisions are amended as below:

a.	Section 7.08 shall be replaced with the following:

i.	“Section 7.08. Additional Consideration.

a. If on or before March 31, 2026, the Company achieves $5,000,000 in revenue sourced by Pravin Borkar from the sale of Safe-Pro USA manufactured products, calculated on a trailing twelve-month basis (the “First Revenue Milestone”) the Parent shall issue to the Members a number of shares of Parent Common Stock equal to $1,250,000 (the “First Earnout Shares”), valued at the greater of opening price on the date the Parent’s common stock is listed for trading on a National Exchange and the closing price of such common stock on such National Exchange on the trading day immediately prior to the Company achieving the First Revenue Milestone.

Additionally, if on or before March 31, 2026, upon the Company achieving $7,500,000 in revenue sourced by Pravin Borkar from the sale of Safe-Pro USA manufactured products, (the “Second Revenue Milestone”) calculated on a trailing twelve-month basis, the Parent shall issue to the Members a number of shares of Parent Common Stock equal to $1,250,000 (the “Second Earnout Shares”), valued at the greater of opening price on the date the Parent’s common stock is listed for trading on a National Exchange and the closing price of such common stock on such National Exchange on the trading day immediately prior to the Company achieving the Second Revenue Milestone. The Second Earnout Shares shall be in addition to the First Earnout Shares.

b. If on or before March 31, 2026, the Company achieves $5,000,000 in revenue sourced by sourced by Pravin Borkar from the sale of Safe-Pro USA manufactured products, calculated from August 26, 2023, forward, the Members will be entitled to a one-time payment in an amount equal to 10% of the net profits generated therefrom.

3.	The amounts owed to Pravin Borkar as set forth in Section 3.12 shall be paid from the proceeds from the contracts with Bangladesh Ministry of Defense (the reference to the United Nations in the Agreement being a mutual error of the Parties) including the Performance Bond related to the Bangladesh contracts (the “BMD Receivable”) as set forth in the confirmation attached hereto as Exhibit A, less the ten percent commissions and expenses to each contract, (“BMD Proceeds”). Any remaining amounts owed from this balance, after given effect to BMD Proceeds are not the responsibility of the Parent. Mr. Borkar shall direct the Company as to where such proceeds shall be remitted.

4.	Obsolete inventory (prior to December 2020) as further identified by Mr. Borkar and Mr. Erdberg, will be assigned to Mr. Borkar.

5.	Other Terms Unchanged. The Exchange Agreement, as amended by this Amendment, remains, and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed.

6.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The Parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO FIFTH AMENDMENT TO EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized signatories all as of the day and year first above written.

SAFE PRO GROUP INC.

f/k/a Cybernate Corp.

/s/ Daniyel Erdberg
Daniyel Erdberg, CEO

SAFE-PRO USA, LLC

/s/ Pravin Borkar
Pravin Borkar, Manager

MEMBERS

/s/ Pravin Borkar
Pravin Borkar

Exhibit A

Safe Pro Group Inc.

Related Party Payable from Safe Pro Group Inc and Pravin Borkar

	Related Party - SPI	Acquisition Debt	Performance Advance	Total

Balance, December 31, 2022	$(101,959)	$996,942	$5,668	$900,651

Advances	181,151	117,210	-	298,361
Repayments	(569,323)	(224,135)	-	(793,458)
Adjustment 1	101,959	(101,959)	-	-
Adjustment 2	388,172	(388,172)	-	-
Adjustment 3	-	5,668	(5,668)	-
Balance, December 31, 2023	$0.00	$405,554	$-	$405,554
Amount owed to Pravin Borkar, net of Bangladesh Reserve				$405,554

Amount reserved against note for the collection of Bangladesh proceeds				571,361

Total amount payable assuming all receipts of $571,361 are collected from Bangladesh (1)				$976,915

100% of the collection of Bangladesh is to be paid against the current outstanding balance.

(1) Only proceeds from the Bangladesh receivable which are reserved up to $571,361, will be paid in addition to the balance owed $405,554.

The uncollected portion of the Bangladesh receivable does not represent an obligation of the Company, only the portions received, up to $571,361.

In regard to the related party payable as of December 31, 2023, I confirm the above to be correct and acknowledge the same.

By: Daniyel Erdberg	/s/ Daniyel Erdberg
CEO, President and Chairman
Safe Pro Group Inc.

By: Pravin Borkar	/s/ Pravin Borkar